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                                                                    Exhibit 11.1

                         GREATER BAY BANCORP FORM 10-K

        EXHIBIT 11.1 -- STATEMENTS RE COMPUTATION OF EARNINGS PER SHARE

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
                                                      Years Ended December 31,
                                                      -------------------------
                                                          1998        1997
                                                      ------------ ------------
                                                       (Dollars and shares in
                                                       thousands, except per
                                                           share amounts)
Basic Earnings Per Share:
Income available to common shareholders.............. $     16,578 $    11,619
                                                      ============ ===========
Weighted average common shares outstanding...........    9,485,000   9,196,000
                                                      ============ ===========
Basic earnings per share............................. $       1.75 $      1.26
                                                      ============ ===========
Diluted Earnings Per Share:
Income available to common shareholders.............. $     16,578 $    11,619
                                                      ============ ===========
Weighted average common shares outstanding...........    9,485,000   9,196,000
Effect of dilutive securities........................      746,000     696,000
                                                      ------------ -----------
Weighted average common and common equivalent shares
 outstanding.........................................   10,231,000   9,892,000
                                                      ============ ===========
Diluted earnings per share........................... $       1.62 $      1.17
                                                      ============ ===========
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